RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                             SIX MONTHS ENDED
                                        -------------------------
                                         March 31,      April 2,
                                           1996           1995
                                        (Unaudited)   (Unaudited)
                                        -----------   -----------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:
 1. Net Income                          $17,620,000   $18,568,000
                                        ===========   ===========

 2. Weighted Average Common Shares       46,395,573    46,268,714
    Outstanding
 3. Incremental Shares Under Stock
    Options Computed Under the
    Treasury Stock Method Using the
    Average Market Price of Issuer's
    Stock During the Periods                164,485       364,138
                                        -----------   -----------
 4. Weighted Average Common Shares and
    Common Equivalent Shares Outstanding 46,560,058    46,632,852
                                        ===========   ===========
 5. Net Income Per Share (Item 1
    divided by Item 4)                         $.38          $.40
                                        ===========   ===========
FULLY DILUTED:
 1. Net Income                          $17,620,000   $18,568,000
                                        ===========   ===========
 2. Weighted Average Common Shares
    Outstanding                          46,395,573    46,268,714
 3. Incremental Shares Under Stock
    Options Computed Under the
    Treasury Stock Method Using the
    Higher of the Average or Ending
    Market Price of Issuer's Stock
    at the End of the Periods               211,394       381,930
                                        -----------   -----------
 4. Weighted Average Common Shares and
    Common Equivalent Shares Outstanding 46,606,967    46,650,644
                                        ===========   ===========
 5. Net Income Per Share (Item 1
    divided by Item 4)                         $.38          $.40
                                        ===========   ===========